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                                                                    Exhibit 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2003 relating to the financial statements and financial statement schedule, which appears in Winston Hotels, Inc. Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP

Raleigh, North Carolina
October 2, 2003